                                                                  EXHIBIT 23.13

                           CONSENT OF ALLEN J. MODEL

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Gotham Golf Corp. in the Registration Statement on Form S-4 (No. 333-88144), as amended from time to time.

                                                          /S/  ALLEN J. MODEL
                                                          -------------------
                                                            Allen J. Model

July 10, 2002